Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Amendment No. 1 to Registration Statement (Form S-1) and related Prospectus of Sunshine Heart, Inc. and to the incorporation by reference therein of our report dated March 8, 2017, with respect to the consolidated financial statements of Sunshine Heart, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

March 15, 2017